UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective July 18, 2007, the registrant’s Board of Directors appointed Brent Lewis as its Chief Financial Officer and Principal Financial Officer, positions previously held by Donald W. Prosser.

Effective July 18, 2007, Mr. Prosser resigned from his positions as Chief Financial Officer and Principal Financial Officer. Mr. Prosser will remain with the registrant as its Principal Accounting Officer and will assume the newly created position of Assistant Chief Financial Officer.

Mr. Lewis has over 25 years of experience in both public accounting and corporate finance. Since July 15, 2003, Mr. Lewis served as Chief Financial Officer for Ingersoll Products Co. and W. Holdings Co. W Holding Company was an investment and management company (PE Firm) that managed different portfolio of companies, one of which was Ingersoll Products Company. As CFO of W Holding he was responsible for all financial, accounting, legal (e.g., contracts) and administrative functions at the Holding Company. Likewise, he was responsible for managing the investment portfolio’s, which included working with the various companies as a CFO, as well as valuing such portfolio’s. Mr. Lewis was involved in various M&A transactions. With respect to Ingersoll Products Company, such portfolio consisted of two manufacturing plants in Canada (former CNH plant) and France. Likewise, the portfolio consisted of a strategic alliance with a company in Argentina. The company manufactured and distributed tillage tools in the global market place, for the agriculture industry. In addition, since August of 1993, Mr. Lewis served as Chief Executive Officer of Lewis & Welch, LLC, a public accounting and financial management professional services firm founded by Mr. Lewis that specialized in offering chief financial officer and controller services on a contract basis.

Mr. Lewis will receive annual compensation of $190,000 for serving as Chief Financial Officer and Principal Financial Officer of the registrant. The registrant will also pay for Mr. Lewis’ health care benefits (estimated at $6,000 per year) and provide him with additional benefits commensurate with the registrant’s other executive officers. Mr. Lewis and the registrant have not entered into any employment agreement at this time.

Mr. Prosser’s compensation and benefits will not change as a result of his new position with the registrant.

Item 7.01.	Regulation FD Disclosure.

On July 18, 2007, the registrant issued a press release entitled: “VCG Holding Corp. Names Brent Lewis as Chief Financial Officer.” A copy of this press release is furnished as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: July 24, 2007	By:	/s/ Troy H. Lowrie
Troy H. Lowrie
Chief Executive Officer